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                                           FOLEY & LARDNER
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                                           Milwaukee, Wisconsin  53202-5306
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                                           WRITER'S DIRECT LINE
                                           414.297.5568
                                           cponte@foleylaw.com EMAIL
                    June 12, 2003
                                           CLIENT/MATTER NUMBER
                                           047850-0102



LaCrosse Footwear, Inc.
18550 NE Riverside Parkway
Portland, Oregon  97230

        Re: LaCrosse Footwear, Inc. 1997 Employee Stock Incentive Plan
            LaCrosse Footwear, Inc. 2001 Stock Incentive Plan
            LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan

Gentlemen:

     We have acted as counsel for LaCrosse Footwear, Inc., a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 300,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which may be issued pursuant to the LaCrosse Footwear, Inc. 1997 Employee Stock Incentive Plan (the "1997 Plan"), 300,000 shares of Common Stock, which may be issued pursuant to the LaCrosse Footwear, Inc. 2001 Stock Incentive Plan (the "2001 Plan") and 100,000 shares of Common Stock, which may be issued pursuant to the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan (together with the 1997 Plan and the 2001 Plan, the "Plans").

     As such counsel, we have examined: (a) the Plans; (b) signed copies of the Registration Statement; (c) the Company's Restated Articles of Incorporation and By-laws, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plans and the issuance of shares of Common Stock thereunder; and
(e) such other documents and records as we have deemed necessary to enable us to render this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

     2. The shares of Common Stock, when issued by the Company in the manner and for the consideration contemplated by the Plans, will be legally issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except for debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in
Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.


BRUSSELS     DETROIT         MILWAUKEE      SAN DIEGO           TAMPA
CHICAGO      JACKSONVILLE    ORLANDO        SAN DIEGO/DEL MAR   WASHINGTON, D.C.
DENVER       LOS ANGELES     SACRAMENTO     SAN FRANCISCO       WEST PALM BEACH
             MADISON                        TALLAHASSEE

LaCrosse Footwear, Inc.
June 12, 2003
Page 2


     Luke E. Sims, a partner in the firm of Foley & Lardner, is a director of the Company.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,

                                      /s/ FOLEY & LARDNER

                                      FOLEY & LARDNER